As filed with the Securities and Exchange Commission on October 31, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CANADIAN SOLAR INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
Xin Zhuang Industry Park
Changshu, Suzhou
Jiangsu 215562
People’s Republic of China
(86-512) 6269-6010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CANADIAN SOLAR INC.
2006 SHARE INCENTIVE PLAN
(Full Title of the Plans)

Law Debenture Corporate Services Inc.
4th Floor, 400 Madison Avenue
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bing Zhu Chief Financial Officer Xin Zhuang Industry Park Changshu, Suzhou Jiangsu 215562 People’s Republic of China (86-512) 6269-6010	David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central Hong Kong (852) 2522-7886
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Per Share (2)	Offering Price(2)	Fee
Common Shares, no par value	791,035	$2.12	$1,676,994	$51.48
Common Shares, no par value	337,035	4.29	1,445,880	44.39
Common Shares, no par value	302,553	7.36	2,226,790	68.36
Common Shares, no par value	52,280	8.21	429,219	13.18
Common Shares, no par value	69,900	9.88	690,612	21.20
Common Shares, no par value	69,900	12.00	838,800	25.75
Common Shares, no par value	86,890	12.10	1,051,369	32.28
Common Shares, no par value	104,850	15.00	1,572,750	48.28
Common Shares, no par value	768,367	10.18	7,821,976	240.13
Total Registration Fee	N/A	N/A	N/A	$545.06

(1)	Represents Common Shares issuable pursuant to awards (including the exercise of any options granted) under the Canadian Solar Inc. 2006 Share Incentive Plan (the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement will also cover any additional Common Shares which become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction.

(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales price ($10.18) of the Common Shares, as reported on the NASDAQ Global Market on October 29, 2007, for the remaining 768,367 Common Shares issuable under the Plan. The total number of Common Shares issuable pursuant to awards under the Plan shall increase annually on the first business day of each calendar year by one percent of the number of Common Shares outstanding as of such date or a lesser number as determined by the Board or a committee designated by the Board to administer the Plan.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EX-5.1 OPINION OF WEIRFOULDS LLP
EX-23.2 CONSENT OF DELOITTE TOUCHE TOHMATSU CPA LTD.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Company is not filing or including in this Form S-8 the information called for in Part I of the Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The Commission allows the Company to incorporate by reference the information the Company files with it, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that the Company files later with the Commission will automatically update and supersede this information. The Company incorporates by reference the following documents it has filed, or may file, with the Commission:
(a)	The description of the Common Shares contained in the Company’s prospectus filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act, on November 9, 2006 (File No. 333-138144), including any subsequently filed amendments and reports updating that description; and

(b)	The Company’s annual report on Form 20-F for the fiscal year ended December 31, 2006 (File No. 001-33107), originally filed on May 29, 2007, including any subsequently filed amendments and reports updating that description; and

(c)	The Company’s reports of foreign private issuer on Form 6-K filed with the Commission March 15, 2007, April 23, 2007, May 14, 2007, June 11, 2007, August 15, 2007, October 2, 2007 and October 29, 2007.
     In addition, this registration statement will incorporate by reference all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this registration statement from the respective dates the Company files them. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Named Experts and Counsel
     Not applicable.

Item 6.	Indemnification of Directors and Officers
     Under the Canada Business Corporations Act, or CBCA, the Company may indemnify a present or former director or officer or a person who acts or acted at its request as a director or officer or an individual acting in a similar capacity, of another corporation or entity of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation

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or other entity, provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation or other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.
     Under the CBCA and pursuant to the Company’s bylaws, the Company may indemnify any present or former director or officer or an individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. In order to qualify for indemnification such director or officers must:
•	have acted honestly and in good faith with a view to the best interests of the corporation; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.
     Indemnification will be provided to an eligible director or officer who meets both these tests and was substantially successful on the merits in his or her defense of the action.
     A director or officer is entitled to indemnification from the Company as a matter of right if he or she is not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

Item 7.	Exemption From Registration Claimed
     Not applicable.

Item 8.	Exhibits

Exh. 5.1	Opinion of WeirFoulds LLP
Exh. 10.1	Canadian Solar Inc. 2006 Share Incentive Plan	Note (1)
Exh. 23.1	Consent of WeirFoulds LLP (included in Exhibit 5.1)
Exh. 23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.
Exh. 24.1	Power of Attorney (included on signature page hereto)
(1) Incorporated by reference in the Company’s registration statement on Form F-1 (No. 333-138144) declared effective on November 8, 2006.

Item 9.	Undertakings
     (a) The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
     (b) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (1) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
     (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;
     (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
     (4) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the offered securities, and the offering of securities at that time will be deemed to be the initial bona fide offering thereof.
     (d) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant in accordance with the provisions mentioned above, or otherwise, the Company has been advised that in the opinion of the Commission indemnification under those circumstances is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Canadian Solar Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suzhou, China, on October 31, 2007.

CANADIAN SOLAR INC.
By:	/s/ Shawn (Xiaohua) Qu
	Name:	Shawn (Xiaohua) Qu
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Mr. Shawn (Xiaohua) Qu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and as of October 31, 2007.

Signature	Title
/s/ Shawn (Xiaohua) Qu Shawn (Xiaohua) Qu	Chairman and Chief Executive Officer (principal executive officer)
/s/ Bing Zhu Bing Zhu	Director and Chief Financial Officer (principal financial and accounting officer)
/s/ Robert McDermott Robert McDermott	Director
/s/ Lars-Eric Johansson Lars-Eric Johansson	Director
/s/ Michael G. Potter Michael G. Potter	Director
/s/ Yan Zhuang Yan Zhuang	Director
/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States